UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Radian Group Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SUPPLEMENT TO THE

PROXY STATEMENT DATED APRIL 13, 2010

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2010

May 3, 2010

Dear Stockholder:

We hope you have received the Proxy Statement dated April 13, 2010 (the “Proxy Statement”) for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Radian Group Inc. We are sending this letter to supplement that Proxy Statement. Please read this letter carefully, as it contains important information regarding certain matters to be voted upon at the Annual Meeting. This letter is first being furnished or otherwise made available to stockholders on or about May 3, 2010.

As part of the Company’s important corporate objectives, the Company has adopted the Amended and Restated Tax Benefit Preservation Plan dated as of February 12, 2010 (as amended, the “Preservation Plan”) and proposed for a stockholder vote an amendment to the Amended and Restated Certificate of Incorporation (the “Charter Amendment”), both of which are being submitted to stockholders for their approval at the Annual Meeting. The Company has generated substantial NOLs, loss carryforwards and other tax attributes for U.S. federal income tax purposes (“tax benefits”) that can generally be used to offset its future taxable income and therefore reduce its U.S. federal income tax obligations. Both the Preservation Plan and the Charter Amendment are intended to preserve the important tax benefits of the Company, and are described in detail in the Proxy Statement. On April 30, 2010, the Board of Directors adopted amendments to the Preservation Plan and the Charter Amendment, to require approval by the Company’s stockholders every three years in addition to the existing termination provisions in the Preservation Plan and Charter Amendment.

The Charter Amendment and the Preservation Plan are both intended to protect the Company’s valuable tax assets and neither is intended as an anti-takeover device, although each has anti-takeover consequences. As stated in the Proxy Statement, Radian incorporated stockholder-friendly features in the Charter Amendment and the Preservation Plan, including: (i) limiting the definition of ownership to the definition used for purposes of Section 382 of the Internal Revenue Code, as opposed to the broader definition of “beneficial ownership” used for securities laws purposes; and (ii) providing “sunset provisions” that will terminate the Preservation Plan and the transfer restrictions in the Charter Amendment if Section 382 is repealed or if the potential loss from limitation of the NOLs is no longer material to the Company, which the Company’s Board of Directors has agreed to review annually. The new amendments adopted by the Company’s Board of Directors will further enhance the stockholder-friendly features of the Preservation Plan and the Charter Amendment by requiring that they be re-approved by stockholders every three years. The Preservation Plan will terminate and the Charter Amendment will not become effective if not approved by the stockholders at the Annual Meeting.

The Company has submitted the Charter Amendment (Proposal 3) and the Preservation Plan (Proposal 4) to stockholders for their approval at the Annual Meeting and all references to the Preservation Plan and Charter Amendment contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the Preservation Plan and Charter Amendment, as so amended. Radian’s Board of Directors recommends a vote “For” approval of the Preservation Plan and “For” approval of the Charter Amendment, both as amended to require stockholder approval every three years. The changes to the Preservation Plan and Charter Amendment that reflect the additional termination provisions are attached as Exhibit A to this letter and are also filed as exhibits to the Company’s Current Report on Form 8-K dated May 3, 2010 and filed with the Securities and Exchange Commission (the “SEC”). The amendment to the Preservation Plan is also filed as an exhibit to the Company’s Registration Statement Amendment on Form 8-A/A filed on May 4, 2010 with the SEC. Stockholders may obtain, free of charge, a copy of these reports at the SEC’s web site: www.sec.gov.

We urge you to read carefully the full text of the amendments in their entirety.

Voting of Proxies

If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting by submitting a subsequent proxy, by voting in person at the meeting, or by a written request received by Radian’s Corporate Secretary before the Annual Meeting. If you hold shares through a broker, bank or other nominee, you must submit your voting instructions to that nominee. A number of brokerage firms and banks offer internet voting options. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction card accompanying your proxy card or can be obtained by contacting the brokerage firm bank or other nominee.

If you have already voted your shares and do not wish to change your vote, no further action is required. All validly executed proxy cards or votes cast via the telephone or the internet at any time (either prior to or after the date hereof) indicating a vote for or against approval of the Preservation Plan or the Charter Amendment will be deemed to constitute a vote for or against approval of the Preservation Plan or the Charter Amendment, in each case as further amended and described in this Supplement.

By order of the Board of Directors:

Edward J. Hoffman
Corporate Secretary

Dated: May 3, 2010

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to Be Held on May 12, 2010:

The proxy statement, this letter supplement, and our 2009 Annual Report to security holders are available at www.radian.biz/StockholderReports

EXHIBIT A

The following amendments to the Preservation Plan and Charter Amendment were adopted by the Board of Directors on April 30, 2010:

1. The Amended and Restated Tax Benefit Preservation Plan (the “Preservation Plan”) shall be amended by inserting a new provision (Section 7(f)) that reads in its entirety as follows:

In addition to the provision set forth in Section 7(a) of this Plan, the Expiration Date shall occur on the Close of Business on the second Business Day after the final adjournment of the third consecutive annual meeting of the stockholders of the Company held after this Plan was most recently approved by the stockholders of the Company unless the Plan is re-approved by the stockholders at such meeting.

2. The proposed amendment to the Amended and Restated Certificate of Incorporation (the “Charter Amendment”) shall be amended by inserting a new sentence at the end of the definition of “Restriction Release Date” in Section 4.4.1 of the Charter Amendment that reads in its entirety as follows:

In addition, the Restriction Release Date shall occur on the close of business on the second Business Day after the final adjournment of the third consecutive annual meeting of the stockholders of the Company held after this Section 4.4 was most recently approved by the stockholders of the Company unless this Section 4.4 is re-approved by a majority of the stockholders voting at such meeting.